[BNP LETTERHEAD]



Smith's Food & Drug Centers, Inc.                 May 31, 1995
1550 South Redwood Road
Salt Lake City, UT 84104

Attn:  Mr. Casey Jones
       Director of Capital Development & Banking

Ladies and Gentlemen:

Banque Nationale de Paris ("BNP") is pleased to advise you that we have approved the following facility for your use:

Borrower: Smith's Food & Drug Centers, Inc.

Facility: Committed line of credit for one or more advances (the
"Advance(s)"). The maximum aggregate principal amount available under this Facility at any one time is $10,000,000 (the
"Commitment"), the minimum amount of any one Advance is $1,000,000.

Repayment:     The principal amount of all Advances outstanding
on the Expiration Date, together with all accrued but unpaid interest thereon, shall be repaid in full on the Expiration Date.

Commitment Fee:     Borrower agrees to pay to the Bank a
commitment fee on the average daily unused portion of the Commitment from the date of this Agreement until the Expiration date at the rate of 12.5 basis points (one eighth of one percent), payable on the last day of each March, June, September and December during the term of the Commitment and on the Expiration Date, commencing on the last day of September 1995 (for the period beginning on the date of this Letter Agreement), and ending on the Expiration Date.

Interest: Interest shall be computed in respect of amounts drawn under this Facility at rates quoted by the Bank and accepted by the customer at the time of utilization. In any event, the rate quoted by the Bank shall not exceed the Eurodollar Offered Side of the market for periods of overnight one, two, three or six months plus a margin of 35 basis points (0.35 per cent) per annum. Interest shall be computed on the actual number of days elapsed and on the basis of a 360 day year. Interest is payable on the maturity date of each Advance, or if the maturity date for an Advance is more than three months from the date of the Advance, then interest shall be payable at least quarterly in arrears. In any event, all accrued but unpaid interest shall be paid on the Expiration Date.

Term of Facility:   This line of credit is committed for a period
of eighteen months plus one day to include an "evergreen" clause for the automatic renewal of same each six months, barring notice of cancellation by yourselves or ourselves of the evergreen feature. The commitment currently expires on December 1, 1996, but on November 30, 1995 (i.e. the first business day prior to the end of the month, referred to as "Renewal Date"), the expiration extends to June 1, 1997 automatically unless one of the parties gives notice to the other prior to renewal date that it does not wish to continue the commitment (as so extended from time to time, the "Expiration Date").

Requests for Advances:   Requests for Advances may be addressed
to Don Hart or Debra McAdam in writing or by telephone and may be made by any of your Designated Officers (as that term is used in the Borrowing Certificate referred to below). Requests for Advances shall be irrevocable and shall be given not later than 10:00 a.m. (San Francisco time) on the date such request is made. Each Request for Advance shall specify at least the following:
(1) the date and amount of such Advance; (2) the term of the Advance; and (3) the duration of the interest period.

Terms of Advance:   For each Advance made under this agreement,
BNP will maintain a record of the terms and conditions of such Advance (the "Terms of Advance"). BNP's records of such terms and conditions shall be binding upon Borrower absent manifest error. BNP will make a copy of the Terms of Advance available to Borrower.

Documentation: Prior to the funding of the first Advance to be made hereunder, Borrower will deliver to BNP: (a) this agreement
(b) a Borrowing Certificate, and (c) a Promissory Note (the "Note"), each fully executed and in a form acceptable to BNP. Forms of Borrowing Certificate and Note are attached.

Representations:    Borrower represents and warrants that (a)
this agreement and, when executed and delivered to us, the note (including any substitute or additional Note), has been duly authorized, executed and delivered by Borrower and constitutes legally binding and enforceable obligations of Borrower in accordance with its respective terms, and (b) all financial information which Borrower has submitted or will submit to BNP in connection with this agreement or any request for an advance is (or will be at the time submitted) true and complete, fairly presents the financial condition of Borrower as of the date indicated and has been prepared in accordance with generally accepted accounting principles. Upon the making of each request for an advance under this Facility and upon receipt of each such Advance, Borrower will be deemed to have restated and reaffirmed, as of the date of each such request and receipt, each representation and warranty made above.

Notices: All notices required or permitted by this agreement or any Note shall be made by telephone or in writing (but if by telephone, shall promptly be confirmed in writing) and addressed to Borrower at 1550 South Redwood Road, Salt Lake City, UT 84104;
(801) 974-1400; telefax number: (801) 973-1892; and to BNP at:
180 Montgomery Street San Francisco, CA 94104; telephone number:
(415) 956-2511; telefax number: (415) 989-9041 ; unless either party gives notice to the other of a change in address.

Kindly indicate your acceptance of this letter agreement by signing and returning to us the original of this letter. The enclosed duplicate is for your files. Unless accepted or extended in writing, this offer will expire on our close of business June 15, 1995. We are delighted to offer this Facility and look forward to continuing our mutually satisfactory relationship.

                           Sincerely,

                    BANQUE NATIONALE DE PARIS



       /s/ D. Guy Gibb                  /s/ William J. La Herran
       D. Guy Gibb                      William J. La Herran
       Vice President                   Assistant Vice President

ACCEPTED AND AGREED AS OF THIS 1ST DAY OF June, 1995.

SMITH'S FOOD & DRUG CENTERS, INC.


By:  /s/ Paul Tezak

Title:    V.P. Finance & Treasurer

                         PROMISSORY NOTE

$10,000,000                                          June 1, 1995
                                        San Francisco, California

     FOR VALUE RECEIVED. Smith's Food & Drug Centers, Inc. ("Borrower"), hereby- promises to pay to the order of Banque Nationale de Paris ("BNP") or the holder hereof the principal sum of Ten Million Dollars ($10,000,000). or such lesser amount(s) as shall have been loaned by BNP to Borrower from time to time in one or more advances (each an "Advance") pursuant to that certain letter agreement addressed by BNP to Borrower on May 31, 1995 and accepted by Borrower (the "Agreement"). Each Advance shall be payable upon the terms stated in the Terms of Advance defined below. Each Advance shall bear interest from the date made until paid in full at the rate(s) of interest to be agreed upon by Borrower and BNP at the time that such Advance is made. Interest shall be payable with respect to each advance at the time(s) to be agreed upon by Borrower and BNP at the time that such ,advance is made; but in any event not less frequently than quarterly as provided in the Terms of Advance. If Borrower fails to make any payment due in connection with this Note (including payments of principal. interest, expenses or any other charges) such due but unpaid amount shall bear interest from the date due until such amount is paid in full at a rate equal to the Prime Rate plus two percent (2.0%) per annum. As used in this Note the term "Prime Rate" shall mean that fluctuating rate of interest determined from time to time by the San Francisco office of BNP to be in effect as its prime rate. Any change in the Prime Rate shall take effect on the day determined by BNP.

     For each Advance made under this Note, BNP shall maintain a record as more fully described in the Agreement (the "Terms of Advance"). The Terms of Advance shall be maintained by BNP in such format including computer records, as BNP shall determine. and the Terms of Advance shall be binding upon Borrower absent manifest error by BNP in respect to such records; provided, however. that failure by BNP to maintain the Terms of Advance shall not affect the obligations of Borrower to pay amounts due under this Note.

     In the event that any Advance is made hereunder. any and each of the following shall constitute an "event of default" under this Note: (a) Borrower's failure promptly to make any payment under this Note in accordance with its terms; (b) Borrower's failure to perform any of its obligations contained in this Note or in the Agreement; (c) the filing of a petition in bankruptcy, or for the appointment of a receiver in liquidation or a trustee, by or against Borrower or for any of Borrower's property or the filing of the petition or other proceeding by or against Borrower for reorganization compromise, adjustment or other relief under the laws of the United States or of any state relating to the relief of debtor which petition or other proceeding is in any event not dismissed set aside, or withdrawn or ceases to be in effect within ten (10) days following the filing thereof; (d) Borrower's making any general assignment for the benefit of creditors or otherwise making or attempting an assignment of all or substantially all of its assets; (e) any representation or warranty of the Borrower in the Agreement or the Note shall prove to have been false or misleading in any material respect when made or when deemed made; or (f) Borrower's
(i) failure to pay any indebtedness in a principal amount in excess of $5,000,000 or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment acceleration, demand, otherwise),or(ii) failure to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, in excess of $5,000,000 when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate or to permit the acceleration after the giving of notice or passage of time or both, of the maturity, of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness, or
(iii) any such indebtedness shall be declared to be due and payable or required to be prepaid prior to the stated maturity thereof and Borrower shall have failed to pay such indebtedness or cure such default within thirty (30) days. BNP may take any legal action available to collect all sums owing hereunder.

     Borrower may prepay an Advance prior to its maturity date, or any portion thereof at any time without penalty, provided, however, that each prepayment shall (a) be in an amount not less than $100,000, (b) include payment of all accrued interest to the date of the prepayment with respect to all prepaid principal and
(c) in the case of prepayments of Advances or portions of Advances which bear interest at a rate which does not fluctuate on a daily basis, include an amount determined by BNP in its sole discretion, equal to the losses and expenses incurred by BNP in connection with such prepayment (BNP's calculation of such losses and expenses shall be binding upon Borrower absent manifest error on the part of BNP in making such calculation).

     Payments due under this Note shall be made not later than 11:00 a.m. (San Francisco time) on the day each such payment is due. All payments shall be made in lawful money of the United States of America by wire transfer of immediately available funds into the following account or such other account as BNP shall designate to Borrower in writing : Federal Reserve Bank of San Francisco, Account Number: 121027234, Reference: Smith's Food & Drug Centers, lnc. All payments shall be made free and clear of, and without deduction for or other withholding on account of, taxes. All payments made hereunder shall be credited first against accrued and unpaid costs and expenses of BNP, if any, then against accrued but unpaid interest and finally against principal. Computations of interest (including default interest) and fees shall be made by BNP on the basis of a year consisting of 360 days for the actual number of days elapsed (including the first day but excluding the last). In the absence of manifest error, BNP's determination of the amount owed hereunder shall be conclusive and binding upon the Borrower.

     Neither the acceptance of any partial or delinquent payment by BNP nor BNP's failure to exercise any rights or remedies upon the occurrence and continuance of any default shall, in and of itself, constitute a waiver of such default, a modification of Borrower's obligations under this Note or a waiver of any subsequent default. This Note, together with the Agreement and the Terms of Advance with respect to each Advance sets forth the entire agreement between Borrower and BNP with regard to the matters referred to herein. No alteration, amendment or extension of any provision of this Note nor consent to any departure by Borrower from the terms hereof shall be effective unless the same shall be in writing and signed by BNP, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Should any action or proceeding be brought to construe or enforce the terms and conditions of this Note, the Agreement or any Terms of Advance, or the rights of the parties hereunder or thereunder, the party prevailing in such action or proceeding shall be entitled to recover from the other party all court costs and reasonable attorneys' fees to be set by the court, as well as the costs and fees incurred in enforcing any judgment entered thereon. All rights of BNP hereunder shall inure to the benefit of its successors and assigns: all obligations of Borrowers shall bind its successors and assigns. Borrower's obligations under this Note are not assignable. The construction of this Note and the rights and liabilities of the parties hereto, shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date and year first written above.

               SMITH'S FOOD & DRUG CENTERS, INC.
               a Delaware corporation

               By:  /s/ Paul Tezak Title: VP Finance & Treasurer


                      BORROWING CERTIFICATE
                       Designated Officers

     The undersigned, being the duly appointed Asst. Sec. of Smith's Food & Drug Centers, Inc. Delaware corporation(the "Corporation"),being familiar with the letter agreement, dated May 31 , 1995 (the"Agreement") between the Corporation and Banque Nationale de Paris ("BNP"), with the Promissory Note in the maximum amount of Ten Million Dollars ($10,000,000) to be made by the Corporation to the order of BNP (the "Note") and with the matters herein certified does hereby certify to BNP that s/he is authorized to execute and deliver this Certificate in the name and on behalf of the Corporation, and that:

     1. Attached hereto as Annex A is a true, correct and complete copy of resolutions duly adopted at a meeting of the Board of Directors of the Corporation held on April 26, 1995 which authorize the Sr. VP, CEO, VP Finance Treasury, or Controller of the Corporation to borrow funds on behalf of and in the name of the Corporation in amounts not to exceed Ten Million and No/100 Dollars ($10,000,000 ). Such resolutions have not been amended or rescinded and are in full force and effect on the date hereof. BNP is hereby authorized to assume that such resolutions are and continue to be in full force and effect until otherwise notified in writing by the Corporation.

     2. The persons list below (the "Designated Officers") are duly elected, qualified and acting officers of the Corporation and occupy the offices indicated opposite their names. The signatures set opposite their names are the true signatures of said officers and such officers, acting singly or otherwise, are authorized by the Corporation (a) to execute and deliver the Agreement and the Note, (b) to request advances pursuant to the terms of the Agreement and the Note and agree to the terms and conditions of such advances, and (c) to perform such other acts and execute such other instruments and documents as may be incidental to the transactions described in the Agreement or any Note. BNP is hereby authorized to assume that each person listed below has and shall continue to have the authority stated in this paragraph until otherwise notified in writing by the Corporation.


  NAME               OFFICE                SIGNATURE

  MATTHEW G. TEZAK   SENIOR VP C.F.O.      /s/ Matthew G. Tezak
  PAUL TEZAK         V.P. FINANCE TREASURY /s/ Paul Tezak
  ROBERT DIMOND      CONTROLLER            /s/ Robert Dimond

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Corporation, on behalf of the Corporation, as of the 2nd day of June 1995.

                              SMITH'S FOOD & DRUG CENTERS, INC.
                              By:    Peter H. Barth
                              Title: Asst. Secretary
[SEAL]